UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2021

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amendment to Muzinich Credit Agreement

On September 28, 2021, the Company and its subsidiaries entered into the Fourth Amendment to Credit Agreement (“Amendment 4”) with Muzinich BDC, Inc. (“Muzinich”) to that certain Credit Agreement dated February 7, 2020, among the Company, its subsidiaries and Muzinich (the “Muzinich Credit Agreement”). Amendment 4 was executed in connection with a prepayment of the principal balance of the Muzinich term loan in the amount of $3.7 and accrued interest thereon of $95,000 on September 28, 2021. Additionally, the Company paid a prepayment premium of 2% of the prepayment amount or $74,000.

Under the terms of Amendment 4, the interest rate margin was decreased from 9.25% to 8.75% when trailing twelve month Consolidated EBITDA, as defined, excluding the US R&D tax credit, is less than or equal to $4.0 million and decreased from 8.50% to 8.00% when trailing twelve month Consolidated EBITDA, as defined, excluding the US R&D tax credit, is greater than $4.0 million but equal to or less than $6.3 million. Muzinich also agreed to waive compliance with the financial covenant set forth in Section 7.11(c) of the Credit Agreement from September 28, 2021 until March 31, 2022. Section 7.11(c) requires the trailing four week average liquidity, as defined, of the Company’s CommAgility subsidiary to be no less than $1.0 million. The waiver of this covenant may be extended upon the consent of Muzinich. Additionally, under Amendment 4, the definition of Consolidated Interest Charges was amended to treat the aforementioned principal prepayment of $3.7 million as being made on October 1, 2020.

This summary of the principal terms of Amendment 4, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the three and nine months ended September 30, 2021, and incorporated herein by reference, is subject to, and qualified in its entirety by, the full text of Amendment 4.

Amendment No. 8 to the Loan and Security Agreement with Bank of America, N.A.

On September 28, 2021, the Company and its subsidiaries entered into Amendment No. 8 to the Loan and Security Agreement (“Amendment 8”) with Bank of America, N.A. (“Bank of America”) to that certain Loan and Security Agreement dated as of February 16, 2017 among the Company, its subsidiaries and Bank of America (the “Bank of America Credit Agreement”) in which Bank of America consented to the aforementioned principal prepayment of the Muzinich term loan. Additionally, Amendment 8 amends the definition of Fixed Charge Coverage Ratio to treat the Muzinich principal prepayment as being made on October 1, 2020.

This summary of the principal terms of Amendment 8, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the three and nine months ended September 30, 2021, and incorporated herein by reference, is subject to, and qualified in its entirety by, the full text of Amendment 8.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Wireless Telecom Group, Inc., dated September 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: September 29, 2021	By:	/s/ Michael J. Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary